SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2002

SHOPKO STORES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-10876 (Commission file number)	41-0985054 (IRS Employer Identification No.)

700 Pilgrim Way
Green Bay, Wisconsin 54304
(Address of principal executive offices)

Registrant's telephone number, including area code: (920) 429-2211

Item 5. Other Events.

         On April 9, 2002, ShopKo Stores, Inc. (the "Company") issued a press release announcing the resignation of William J. Podany as president, chief executive officer and director. Board member Jeffrey C. Girard has been named interim chief executive officer and has also accepted the position of vice chairman, finance and administration. The April 9, 2002 Press Release is attached hereto as an exhibit and is incorporated herein by reference, except for references to the Company's website and the information contained therein.

Item 7. Exhibits.
Exhibit No.	Description
99.1	Press Release dated April 9, 2002.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPKO STORES, INC.

Date: April 10, 2002	/s/ Peter Vandenhouten Peter G. Vandenhouten Corporate Counsel/Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated April 9, 2002.